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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement of Level 3 Communications, Inc. on Form S-4 of our report dated March 30, 1998, on our audits of the consolidated financial statements of Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) as of December 27, 1997 and for each of the two years in the period ended December 27, 1997 which report is included in the 1998 Annual Report on Form 10-K of Level 3 Communications, Inc. We also consent to the reference to our Firm under the caption "Experts."

                                          PricewaterhouseCoopers LLP

                                          /s/ PricewaterhouseCoopers LLP

   Omaha, Nebraska

   April 14, 1999